Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2014, relating to our audit of the consolidated financial statements of Cordia Bancorp Inc., which appears in the Annual Report on Form 10-K of Cordia Bancorp Inc., for the year ended December 31, 2013, and the reference to our firm under the caption “Experts” included in the related prospectus.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

July 3, 2014